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                                                                   EXHIBIT 10.28

                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (the "Agreement") is made as of June 14, 2002, among Bayer Corporation, an Indiana corporation ("Bayer") with a place of business at 8400 Hawthorne Road, Kansas City, MO 64120, and Bayer Advanced LLC, a Delaware limited liability company ("Advanced" and together with Bayer, the "Bayer Parties"), with its principal place of business at 1500 Urban Center Parkway, Suite 350, Birmingham, Alabama 35242, and United Industries Corporation, a Delaware corporation, with its principal place of business at 8825 Page Boulevard, St. Louis, Missouri 63114 (the "Company"). The Bayer Parties and the Company are each individually referred to herein as a "Party", and collectively, as the "Parties".

     The Bayer Parties wish to deliver to the Company two notes issued by Pursell Industries, Inc. and its subsidiaries ("Pursell") on November 30, 2000 (a $10,000,000 note issued to Bayer and secured by certain personal property of Pursell's (the "Secured Note"), and a $23,498,436 note, issued to Advanced (the "Unsecured Note", and together with the Secured Note, the "Notes", both attached as EXHIBIT A hereto) and the Company wishes to deliver to the Bayer Parties that number and class of shares of common stock of the Company (the "Shares") as are indicated on EXHIBIT B attached hereto. The Company and the Bayer Parties are willing, on the terms and conditions contained in this Agreement, to exchange the Notes for the Shares. Certain provisions of this Agreement (including Sections 3, 4, 6, 8 and 9) are intended for the benefit of, and shall be enforceable by, United Industries Holdings, L.L.C. ("Holdings") as if it were a party hereto.

     Now therefore, in consideration of the premises hereof and the material covenants contained herein, and other valuable consideration (including the Service Agreement and the Supply Agreement), the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. EXCHANGE.

     (a) In accordance with the Closing Agreement (as defined in Section 2 below), upon execution of this Agreement, the Company shall deliver to the Bayer Parties the certificates representing the Shares, and the Bayer Parties shall deliver to the Company the Notes, duly assigned to the Company.

     (b) In connection with the exchange, the Bayer Parties represent and warrant to the Company that:

          (i) The Shares to be acquired by the Bayer Parties pursuant to this Agreement shall be acquired for the Bayer Parties own accounts and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Shares shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

          (ii) The Bayer Parties are sophisticated in financial matters and are able to evaluate the risks and benefits of the investment in the Shares.

          (iii) The Bayer Parties are able to bear the economic risk of their



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     investment in the Shares for an indefinite period of time because the
     Shares have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (iv) The Bayer Parties understand that the purchase of the Shares involves substantial risk and that their financial condition and investments are such that they are in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, their investment in such Shares. In addition, by virtue of their expertise, the advice available to them and previous investment experience, the Bayer Parties have extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement. The Bayer Parties represent that they are each individually sophisticated and an "accredited investor" as that term is defined in Regulation D promulgated under the 1933 Act.

          (v) During the negotiation of the transactions contemplated herein, the Bayer Parties and their representatives have been given (i) access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities,
     (ii) an opportunity to ask questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and (iii) such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

          (vi) The Bayer Parties have all requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the Joinder Agreement to the Stockholders Agreement (making the Bayer Parties parties thereto and Stockholders, as such term is used therein, thereunder), and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action on the part of the Bayer Parties, and no further action is required on the part of the Bayer Parties to authorize this Agreement and the transactions contemplated hereby. Each of this Agreement and the Joinder Agreement have been duly executed and delivered by the Bayer Parties and, assuming the due authorization, execution and delivery by the Company, constitute valid and binding obligations of the Bayer Parties, enforceable in accordance with their terms, except as such enforceability may be limited by the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

          (vii) Except as provided on SCHEDULE 1(b)(VII), the execution and delivery by the Bayer Parties of this Agreement and the First Amendment (as defined below) and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation and Bylaws, or limited liability company agreement, as appropriate, of either of the Bayer Parties, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit,

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     concession, franchise or license to which the Bayer Parties or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Bayer Parties or its properties or assets.

          (viii) Except as may be required by any state "blue sky" laws or as described on SCHEDULE 1(b)(VIII) attached hereto, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person (including, without limitation, Pursell) is required in connection with the execution, delivery or performance by the Bayer Parties of this Agreement or the transactions contemplated hereby, except for any such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations as have been obtained or made, as the case may be, and which are in full force and effect and are not the subject of any pending or, to the Bayer Parties' knowledge, threatened attack by appeal or direct proceeding or otherwise.

          (ix) As of the date hereof, and after giving effect to the exchange contemplated hereby, (A) the unpaid principal amount of the Secured Note will be $10,000,000 and the accrued and unpaid interest as of June 7, 2002 on the Secured Note will be $12,603; and (B) the unpaid principal amount of the Unsecured Note as of January 31, 2002 was $26,052,719. Pursuant to the terms of the Notes, if the Agency Agreement, dated as of December 1, 2000 (the "Pursell Agency Agreement"), between Pursell and Advanced, is terminated by Advanced for any reason other than a failure by Pursell to achieve and satisfy certain key performance indicators, the principal amount of the Notes will automatically be reduced in accordance with the formula set forth in the Notes. It is a condition to Bayer's and Advanced's consummation of certain transactions provided for in the In-Store Service Agreement with the Company, dated as of the date hereof (the "Service Agreement") that Advanced terminate the Pursell Agency Agreement. As a result, the Company hereby acknowledges that the principal amount of the Notes will be reduced as described above in order for Bayer and Advanced to make certain provisions of the Service Agreement effective. In addition, the Company hereby acknowledges that it has recently performed due diligence with respect to the assets, businesses and financial condition of Pursell and is aware of the impact that Pursell's current financial condition could have on the value and collectibility of the Notes. The Secured Note is secured by a lien on certain assets of Pursell and certain of its affiliates, all as described in the Security Agreement, dated as of November 30, 2000, among Pursell, BFC Acquisition Corporation, and Vigoro Acquisition Corp., as debtors, and Bayer, as secured party, as amended by that certain letter agreement, dated as of December 13, 2001, between Bayer and the Company, relating to the release of liens (as amended, the "Security Agreement"), a copy of which is attached hereto as EXHIBIT C. The Security Agreement creates a valid security interest in favor of the Bayer Parties (and after due execution of the Assignment and Assumption Agreement (as defined in the Closing Agreement), in favor of the Company), in Pursell's rights in the collateral described in the Security Agreement (the "Collateral"), and the Bayer Parties have, and after giving effect to the Assignment and Assumption Agreement, the Company will acquire, a valid, fully perfected security interest in that portion of the Collateral that may be perfected by filing a financing statement in the jurisdictions set forth on EXHIBIT D hereto, and such security interest shall be free and clear of all liens, claims, encumbrances and other restrictions, except for those set forth in the Intercreditor Agreement and Debt Subordination Agreement, each as defined below.

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          (x) The Notes are legal, valid and binding obligations of Pursell, enforceable in accordance with their terms, and are in full force and effect, and, immediately after transfer by the Bayer Parties to the Company, the Notes will remain legal, valid and binding obligations of Pursell (subject to a writedown of principal under the circumstances described in (ix) above), enforceable in accordance with their terms, and in full force and effect on identical terms for the benefit of the Company following the consummation of the transactions contemplated hereby; no party is in breach or default under the Notes; no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Notes; and no party has repudiated any provision of the Notes. The Bayer Parties own the Notes beneficially and of record, free and clear of all liens, encumbrances, security interests, voting agreements, voting trusts or other arrangements or restrictions (except for restrictions set forth in the Intercreditor Agreement, dated as of November 30, 2000 (the "Intercreditor Agreement") and the Debt Subordination Agreement, dated as of November 30, 2000 (the "Debt Subordination Agreement")), and upon delivery of the Notes to the Company pursuant to clause (a) above, shall transfer to the Company good and valid title to the Notes, free and clear of all liens or encumbrances (except for restrictions set forth in the Intercreditor Agreement and the Debt Subordination Agreement).

     (c) In connection with the exchange, the Company represents and warrants to the Bayer Parties that:

          (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for such jurisdictions in which the failure to so qualify would not have and would not be reasonably expected to have a material adverse effect on its business, operations, assets or financial condition (excluding prospects) (a "Material Adverse Effect") of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations to carry on its businesses as now conducted and presently proposed to be conducted.

          (ii) The Company has heretofore furnished the Bayer Parties with the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the periods then ended, audited by PricewaterhouseCoopers LLP (collectively, the "Audited Financial Statements") and the unaudited consolidated balance sheet of the Company as of March 31, 2002, and the related unaudited consolidated statements of operations, changes in stockholder's equity and cash flows for the three months then ended (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Such Financial Statements including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are consistent with the books and records of the Company, fairly present in all material respects the financial position of the Company and its subsidiaries and the results of their operations and cash flows at such dates and for such periods, except that the

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     Unaudited Financial Statements (including the Balance Sheet) do not contain footnotes and are subject to year-end adjustments.

          (iii) The Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission by the Company (collectively, the "Commission Filings") have complied in all material respects with the applicable requirements of the Federal securities laws and the Commission rules and regulations promulgated thereunder. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iv) Other than as previously disclosed to the Bayer Parties, since December 31, 2001, to the Company's knowledge, no event has occurred or circumstance exists that would reasonably be expected to cause a material adverse change in the business, operations, assets or financial condition (excluding prospects) of the Company and its subsidiaries taken as a whole not otherwise related to industry or economic conditions.

          (v) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Bayer Parties, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

          (vi) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

          (vii) Immediately following the consummation of the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (i) 40,000 shares of Class A Preferred, of which 37,600 shares shall be issued and outstanding; (ii) 43,600,000 shares of Class A Voting Common, of which 30,071,000 shares shall be issued and outstanding,
     (iii) 43,600,000 shares of Class B Non-Voting Common, of which 30,071,000 shares shall be issued and outstanding, (iv) warrants to purchase 4,750,000

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     shares of Class A Voting Common and 4,750,000 shares of Class B Non-Voting
     Common and (v) options to purchase 2,745,750 shares of Class A Voting and 2,745,750 shares of Class B Non-Voting Common. Each share of capital stock of the Company issued and outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and, except with respect to the Stockholders Agreement, is free and clear of all preemptive rights, repurchase rights, and liens.

          (viii) Upon issuance by the Company to the Bayer Parties pursuant to this Agreement, the Shares shall be duly authorized, validly issued, fully paid and nonassessable and, except as otherwise provided in the Stockholders Agreement and this Agreement, free and clear of all encumbrances or liens. Except as set forth on SCHEDULE 1(c)(VIII) attached hereto, there are no binding contracts or agreements of the Company relating to the future sale or issuance of any equity securities (or securities convertible or exchangeable into equity securities) of the Company. None of the outstanding equity securities (or securities convertible or exchangeable into equity securities) of the Company were, and (assuming the accuracy of the Bayer Parties representations and warranties contained in this Agreement) upon issuance to the Bayer Parties hereunder the Shares will not be, issued in violation of the 1933 Act.

          (ix) Except as may be required by any state "blue sky" laws, and Regulation D of the 1933 Act, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the business of the Company, except for any such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations that have been obtained or made, as the case may be, and are in full force and effect and are not the subject of any pending or, to the Company's knowledge, threatened attack by appeal or direct proceeding or otherwise.

          (x) TAX RETURNS. The Company has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. The Company has paid or caused to be paid all material Taxes (as defined below) due and payable or claimed due and payable in any assessment received by it, except Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company and with respect to which adequate reserves have been set aside on its books.

          (xi) COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth on
     SCHEDULE 1(c)(XI) attached hereto, the Company is in compliance with each Legal Requirement or Governmental Authorization that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company.

          (xii) LEGAL PROCEEDINGS; ORDERS. There is no present investigation by any Governmental Body pending, or to the best of the Company's knowledge threatened, against

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     or affecting the Company, its assets or business and there is no action, suit, proceeding, order, award, decision, injunction, judgment, ruling or claim by any Person pending, or to the best of the Company's knowledge threatened, against the Company or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the First Amendment or the Service Agreement, which if adversely determined against the Company would reasonably be expected to result in a Material Adverse Effect on the Company.

          (xiii) CONTRACTS; NO DEFAULTS. The Company is not in default under, or in violation of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, the default or violation of which would reasonably be expected to have a Material Adverse Effect.

     2. REPURCHASE OPTION.

     (a) In the event the Service Agreement terminates pursuant to the terms thereof (the "TERMINATION"), the Shares (whether held by the Bayer Parties or one or more of the Bayer Parties' transferees) shall be subject to repurchase by the Company or its Designee (as defined below) pursuant to the terms and conditions set forth in this Section 2 (the "REPURCHASE OPTION").

     (b) With respect to the Repurchase Option, the Company or its Designee shall repurchase the Shares as follows: (i) the purchase price for the Multiple Shares (as defined below) shall be the Multiple Price; (ii) the purchase price for all other Shares shall be the lower of the Multiple Price or the Fixed Price (the "OTHER SHARES"). For purposes of this Agreement, the term "MULTIPLE SHARES" means that number of shares of capital stock of the Company equal to the number of Shares held by the Bayer Parties at the time the Company or its Designee exercises the Repurchase Option multiplied by a fraction, the numerator of which is the number of Quarterly Installments (as defined in the Service Agreement) made by the Bayer Parties to the Company as of the time that the Company or its Designee exercises the Repurchase Option, and the denominator of which is 28. In exercising its rights under this Section 2, the Company shall repurchase all of the Shares in a single transaction.

     (c) The board of directors of the Company (the "BOARD") may elect for the Company to purchase, or appoint a designee or designees (the "DESIGNEES") to purchase, all of the Multiple Shares and all of the Other Shares by delivering written notice (the "REPURCHASE NOTICE") to the holder or holders of the Shares within 365 days after the Termination; provided that if the Termination occurs in or at the end of the seventh year of the term of the Service Agreement, the Repurchase Notice must be delivered by the seventh anniversary of the date of the Service Agreement (or if such Termination occurs on the seventh anniversary of the date of the Service Agreement, within 30 days thereafter). The Repurchase Notice shall set forth the number of Multiple Shares and Other Shares to be acquired from each holder of Shares, the aggregate consideration to be paid for such Shares and the time and place for the closing of the transaction.

     (d) The closing of the purchase of the Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery thereof. The Company and/or the Designees shall pay for the Shares to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or by a wire transfer of immediately available funds; provided that the Company may pay the purchase price for such Shares by offsetting amounts (on a dollar for dollar basis and without discount) outstanding under any bona fide debts owed by the Bayer Parties

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or their permitted transferees to the Company or any affiliate thereof, it being understood that the Company may select in its discretion the amounts, debts (or payments) that will be offset pursuant to the foregoing (including, without limitation, by offsetting on a dollar-for-dollar basis without discount the payments contemplated by Section 3 of the Service Agreement). The purchasers of Shares hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of Shares (including representations and warranties regarding good title to such Shares, free and clear of any liens or encumbrances).

     (e) The right of the Company and the Designees to repurchase Other Shares and Multiple Shares pursuant to this Section 2 shall terminate upon the consummation of a Sale of the Company.

     (f) With respect to repurchases of Shares by the Company pursuant to this
Section 2, if within six months following the exercise of the Repurchase Option
(i) a Sale of the Company occurs or a definitive purchase or similar agreement with respect to a Sale of the Company is entered into and subsequently consummated during such six month period or during the thirty (30) days immediately thereafter, and (ii) the market value of a share of common stock (based upon the purchase price or liquidation proceeds per share of common stock) exceeds the repurchase price of such share of common stock determined in connection with the Repurchase Option, the Bayer Parties shall be entitled to receive from the Company the benefit of such higher valuation for the common stock sold under the Repurchase Option. The difference between (x) the amount which the Bayer Parties would have received in such Sale of the Company assuming the sale of all common stock purchased in the Repurchase Option at the per share price therefor in connection with such transaction, and (y) the amount which the Bayer Parties received from the sale of the common stock upon exercise of the Repurchase Option, shall be paid by certified or cashier's check or wire transfer of immediately available funds by the Company to the Bayer Parties, in the event (x) exceeds (y), upon consummation of any such Sale of the Company.

     3. PUT RIGHT.

     (a) In the event that the Bayer Parties terminate the Service Agreement pursuant to Section 8(a)(i) thereof as the result of an Uncured KPI Failure, as such term is used therein and such Uncured KPI failure occurs during the first thirty-six (36) months of the term of the Service Agreement (a "QUALIFYING BAYER TERMINATION"), then within thirty (30) days of such termination, the Bayer Parties shall have the right to put the Shares acquired herein to the Company (the "PUT RIGHT") at the lesser of (A) the total dollar amount of the Quarterly Installments of the Annual Payments (as defined in the Service Agreement) received by the Company as of the date of such termination, or (B) the current Multiple Price multiplied by the number of Performance Shares (the lesser of (A) and (B), the "PUT PRICE"). The Put Price shall be paid to the Bayer Parties over a period of time no longer than the period of time from the date hereof until the date of the Qualifying Bayer Termination. All Non-Performance Shares shall be returned to the Company in exchange for releasing the Bayer Parties from the obligation to make any future Annual Payments under the Service Agreement (it being acknowledged that this is the only circumstance under which the Annual Payments are to be offset without United's consent).

     (b) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity

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financing agreements. If any such restrictions prohibit the repurchase of Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in Sections 2 and 3 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

     4. STOCKHOLDERS AGREEMENT.

     (a) Simultaneously with the execution of this Agreement, the Bayer Parties will become parties to, and be bound by the terms of, the Stockholders Agreement, dated as of January 20, 1999, by and among the Company and its stockholders (the "Stockholders Agreement") by executing the First Amendment to the Stockholders Agreement in the form of EXHIBIT F attached hereto (the "First Amendment"), and becoming a Stockholder as defined therein, provided that, notwithstanding the terms of Section 7 of the Stockholders Agreement, no Bayer Parties nor their assignees has any right to consent to approve any amendments to or waivers of, any rights under the Stockholders Agreement other than as expressly set forth in Section 4(b) below.

     (b) The Parties hereby acknowledge and agree that, in connection with any amendment to or waiver of any rights under the Stockholders Agreement, the Stockholder Shares (as defined in the Stockholders Agreement) held by the Bayer Parties or their assignees shall automatically be voted (without any action on the part of the Bayer Parties or their assignees) on a pro rata basis in accordance with any vote taken by the holders of a majority of Stockholder Shares (other than the Bayer Parties and their assignees and Holdings) pursuant to Section 7 of the Stockholder Agreement and that the Bayer Parties and their assignees shall be bound by any amendment or waiver of the Stockholders Agreement approved by such holders of Stockholder Shares; PROVIDED that without the prior written consent of the Bayer Parties or their assignees, no modification, amendment or waiver shall be effective against the Bayer Parties or their assignees (i) if it adversely affects in any material respect the rights or obligations of the Bayer Parties or their assignees under the Stockholders Agreement in a manner different than the other holders of Stockholder Shares party thereto (other than Holdings) or (ii) if it would require an additional financial contribution to the Company. The Bayer Parties hereby irrevocably appoint the general counsel and the chief financial officer of the Company, or any one of them acting in the absence of the other, as attorneys-in-fact, with full power of substitution, for and in the name of the Bayer Parties solely for the purpose of voting the Shares on behalf of the Bayer Parties in any vote taken by the holders of Stockholder Shares (other than Holdings) and executing any consents, waivers or amendments of the Stockholder's Agreement in the name and on behalf of the Bayer Parties for the purpose of implementing this Section 4 and for no other purpose.

     (c) In the event the Board of Directors of the Company revokes its consent to the transfer of Stockholder Shares held by the Bayer Parties or their affiliates to any other affiliate of the Bayer Parties, such revocation will be deemed a breach of this Agreement.

     5. ADDITIONAL RESTRICTIONS ON TRANSFER.

     (a) In addition to any legend required by the Stockholders Agreement, the certificates representing the Shares shall bear the following legend: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 14, 2002, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM

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REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO
SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXCHANGE AGREEMENT AMONG THE COMPANY, BAYER CORPORATION, AND BAYER ADVANCED LLC, DATED AS OF JUNE 14, 2002, AS
AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     (b) To the extent a transfer of Shares is permitted by the Stockholders Agreement, prior to transferring any Shares, the transferring holder of Shares shall cause the prospective transferee to be bound by this Agreement and the Stockholders Agreement and to execute and deliver to the Company and the other parties hereto or thereto counterparts to this Agreement and the Stockholders Agreement, or a joinder agreement thereto.

     6. RIGHTS TO PARTICIPATE IN ISSUANCES OF COMMON STOCK.

     (a) If the Company authorizes the issuance or sale of any common stock of the Company (or any securities convertible into, exercisable or exchangeable for, any common stock of the Company), other than an Exempt Issuance (as defined below), at less than the fair market value (as determined by the Company's board of directors in its sole and absolute discretion) the Company will first offer to sell to the Bayer Parties, a portion of the common stock to be issued equal to (i) the number of shares of common stock to be issued MULTIPLIED BY (ii) the quotient obtained by dividing (A) the number of shares of common stock currently held by the Bayer Parties BY (B) the total number of shares of Company common stock then outstanding on a fully-diluted basis (assuming the exercise of all outstanding options and warrants at the time of any such authorization of an issuance or sale), PROVIDED HOWEVER, that should the Company authorize the issuance or sale of any common stock of the Company in conjunction with any other security (either as a single strip of securities or in combination with other securities of the Company), the Bayer Parties must purchase such strip or all such securities offered in any such issuance or sale in order to exercise the rights granted in this Section 6.

     (b) In order to exercise its purchase rights hereunder, the Bayer Parties must, within 15 days after receipt of notice from the Company (or such shorter period as may be specified by the holders of a majority of the Company's common stock, but in no event less than 3 days) detailing the common stock, strip and any other securities being offered as a part of the anticipated issuance or sale of common stock, the purchase price thereof, the payment terms and the Bayer Parties' percentage allotment, deliver a written notice to the Company describing the Bayer Parties' election hereunder. As a condition to exercising its rights under this Section 6, the Bayer Parties agree to take all necessary or desirable actions in connection with the consummation of the proposed issuance as requested by the Company's board of directors, including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company's board of directors to the extent that all Persons participating in the equity financing are signing such documents.

     (c) Upon the expiration of the offering period described above, the Company will be entitled to sell the shares of common stock (and any other securities being offered in conjunction or simultaneously therewith) which the Bayer Parties have not elected to purchase during the 180 days

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following such expiration, at a price not less and on terms no more favorable to the purchasers thereof than that offered to the Bayer Parties. Any shares of Company common stock sold after the expiration of such 180 day period must be reoffered to the Bayer Parties pursuant to the terms of this paragraph.

     (d) The rights of the Bayer Parties under this Section 6 shall terminate upon the consummation of the first to occur of (x) a Qualified Public Offering and (y) a Sale of the Company.

     7. DEFINITIONS.

     "1933 ACT" means the Securities Act of 1933, as amended from time to time.

     "CLOSING AGREEMENT" means that certain Closing Agreement, dated as of June 7, 2002, by and among the Company and the Bayer Parties.

     "EBITDA" means, with respect to any period, the sum of (a) net income of the Company for such period, PLUS (b) the amount of the provisions for federal and state taxes (excluding payroll, sales and use taxes) reflected in the net income for the Company for such period, PLUS (c) the amount of interest expense for indebtedness for borrowed money reflected in the net income for the Company for such period, PLUS (d) the amount of depreciation reflected in the net income for the Company for such period, PLUS (e) the amount of amortization reflected in the net income for the Company for such period, in each case as reflected in the Company's financial statements for such period prepared in accordance with generally accepted accounting principles consistently applied. EBITDA for the Company for fiscal year 2001 was $58,200,000, as represented in the Company's Form 10-K for the fiscal year ended December 31, 2001.

     "EXEMPT ISSUANCE" means any issuance (i) of securities upon conversion or exercise of, or in exchange for, any securities of the Company or any options or other rights to acquire securities of the Company, in accordance with the terms thereof, (ii) pursuant to the terms of any option plan, stock purchase plan, or other incentive equity arrangements approved by the Board of Directors of the Company (the "Board"), such issuances not to exceed in the aggregate in any calendar year 20% of the number of the then outstanding shares of common stock of the Company on a fully-diluted basis, (iii) of the Company's securities as consideration for the acquisition of another company or business approved by the Board, (iv) as a pro rata distribution with respect to the Company's common stock, (v) pursuant to any securities split, securities dividend, recapitalization or reorganization, (vi) of securities issued to a lender in connection with its loan to the Company or any of its Subsidiaries, or (vii) of securities to a strategic partner or other business relation approved by the Board as such.

     "FIXED PRICE" means the price listed on EXHIBIT G attached hereto which corresponds to the year of the term of the Service Agreement in which the Repurchase Option is exercised.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any

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

governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "INDEBTEDNESS" means at a particular time, without duplication, (i) any liabilities for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any liabilities evidenced by any note, bond, debenture or other debt security, (iii) any liabilities for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, including any liability (whether earn-outs, indemnity payments, non-compete payments, consulting payments or other similar payments that may be payable as a result of or in connection with any acquisition of, or investments in, another person (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any liabilities guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (v) any liabilities under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any liabilities secured by a lien or security interest on a Person's assets and (vii) any unsatisfied liabilities for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

     "LEGAL REQUIREMENT" means any material federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute or treaty.

     "MULTIPLE PRICE" means the quotient of (I)(A) the product of (x) the EBITDA of the Company during the twelve months immediately prior to date of the exercise of the Repurchase Right or the Put Right, less any EBITDA generated during the period from either the Service Agreement or any other service agreement between the Parties that terminates (including the Annual Payment as such term is defined in the In-Store Service Agreement), multiplied by (y) [* *], minus (B) Indebtedness and the greater of the redemption value or liquidation value of the Company's preferred stock plus cash, plus (C) the value of any depreciation tax benefits, determined by extending the assumption of a 6% growth in pre-tax income through the period of the relevant depreciation tax benefits, discounted at an annual rate of 10% as illustrated on EXHIBIT E attached hereto, DIVIDED by (II) the total number of shares of Company common stock determined on a fully-diluted, as if converted, basis.

     "NON-PERFORMANCE SHARES" means that number of shares listed on EXHIBIT B attached hereto, minus the total number of Performance Shares.

     "PERFORMANCE SHARES" means that number of shares arrived at by dividing the total number of Quarterly Installments of the Annual Payments under the Service Agreement received as of the date of any Qualifying Bayer Termination by 28, and multiplying the result by the total number of shares listed on EXHIBIT B attached hereto.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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     "PUBLIC SALE" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

     "QUALIFIED PUBLIC OFFERING" means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company's common stock with net proceeds to the Company in excess of $25 million.

     "SALE OF THE COMPANY" has the meaning set forth in the Stockholders Agreement.

     "SHARES" shall continue to be Shares in the hands of any holder other than the Bayer Parties (except for the Company and Holdings and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Shares shall succeed to all rights and obligations attributable to the Bayer Parties as a holder of Shares hereunder. Shares shall also include shares of the Company's capital stock issued with respect to Shares by way of a stock split, stock dividend or other recapitalization.

     "STOCKHOLDER SHARES" has the meaning set forth in the Stockholders
Agreement.

     "SUBSIDIARY" means any Person of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

     "SUPPLY AGREEMENT" means that certain Supply Agreement, dated on even date herewith, by and among the Company and the Bayer Parties.

     "TAXES" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body, or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     8. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:

                  United Industries Corporation
                  8825 Page Boulevard
                  St. Louis, Missouri 63114
                  Attention: President
                  Facsimile: (314) 253-5941


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                  With copies to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attention: William S. Kirsch, P.C.
                  Facsimile: (312) 861-2200

                  To the Bayer Parties:
                  Bayer Corporation
                  8400 Hawthorn Road
                  Kansas City, Missouri 64120
                  Attention: General Counsel
                  Facsimile: 816-242-2739

                  With copies to:

                  Richards, Layton & Finger P.A.
                  One Rodney Square
                  Wilmington, DE 19801
                  Attn: William A. Yemc

                  To Holdings:

                  UIC Holdings, L.L.C.
                  75 State Street
                  Boston, MA 02109
                  Attention: Chuck Brizius


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     9. GENERAL PROVISIONS.

     (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer (as such term is used in the Stockholders Agreement) or attempted Transfer of any Shares in violation of any provision of this Agreement or the Stockholders Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such stock for any purpose, it being understood that the Bayer Parties may assign the Shares and this Agreement to an affiliate so long as the Bayer Parties provide prior notice thereof and such affiliate agrees to be bound to the terms of this Agreement as if a party hereto.

     (b) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement and in the other agreements contemplated hereby shall survive


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

the closing of the transactions contemplated herein for one year with respect to any intentional breach thereof; otherwise no representation or warranty shall survive the closing. In making their determination to proceed with the transactions contemplated by this Agreement, the Bayer Parties have relied on the results of their own independent investigation and verification and the representations and warranties expressly and specifically set forth in this Agreement, including the Schedules and Exhibits attached hereto.

     (c) INDEMNIFICATION. Each of (i) the Company and (ii) the Bayer Parties shall defend, protect, indemnify and hold harmless the other party and each of their respective officers, directors, employees and agents (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses incurred in connection therewith (including reasonable attorneys fees) directly caused by the other party's intentional breach of a representation or warranty set forth in this Agreement.

     (d) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (e) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

     (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (g) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Bayer Parties, the Company, Holdings and their respective successors and assigns (including subsequent holders of Shares); provided that the rights and obligations of the Bayer Parties under this Agreement shall not be assignable except in connection with a permitted transfer of Shares hereunder or as otherwise permitted under Section 9(a) hereof.

     (h) CHOICE OF LAW. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the conflicts of laws principles, of the State of Delaware.

     (i) ARBITRATION. To the fullest extent permitted by applicable law, any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by arbitration in accordance with and to the extent permitted by the Uniform Arbitration Act (10 DEL. C., Section 5701, ET. SEQ.) and, to the extent not inconsistent therewith, the Commercial


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Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date that demand for arbitration is filed with the AAA. Any party hereto may commence an arbitration proceeding in respect of such claim or controversy by delivering an appropriate arbitration request to the AAA with a copy to the other party. All disputes submitted to arbitration under this
Section 9(i) shall be finally resolved by a panel of three arbitrators. Each party to the arbitration shall select one (1) arbitrator. The third arbitrator, who will act as chairman of the arbitration panel, shall be jointly selected by the two arbitrators selected by the parties. If the two arbitrators selected by the parties cannot agree on the selection of the third arbitrator within seven
(7) days of the date the identity of the second to be selected arbitrator was communicated to the first to be selected arbitrator, the third arbitrator will be selected by the AAA. The arbitrators' ruling shall be binding and conclusive upon the parties to the arbitration to the fullest extent permitted by law. Any arbitration shall occur in St. Louis, Missouri or in any other location mutually agreed to by the parties, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrators shall be governed by and shall apply the substantive law of the State of Delaware in making their award. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of his own experts, evidence and legal counsel.

     (j) REMEDIES. The Company and the Bayer Parties shall be entitled to enforce their rights under this Agreement specifically by reason of any breach of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not, in all circumstances, be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Bayer Parties may, in their sole discretion, apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     (k) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Bayer Parties and Holdings.

     (l) THIRD-PARTY BENEFICIARIES. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by Holdings as provided herein.

     (m) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive's office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                          UNITED INDUSTRIES CORPORATION

                          By: /s/ Robert L. Caulk
                          Its: Chairman and CEO

                          BAYER CORPORATION

                          By:  /s/ Emil Lansu
                          Its: EVP and President, Agriculture Division

                          BAYER ADVANCED LLC

                          By:  /s/ Emil Lansu
                          Its: Chairman of the Board

Accepted and Agreed:

UIC HOLDINGS, L.L.C.

By: /s/ Scott A. Schoen

Its:
    --------------------------------------



                    SIGNATURE PAGE TO THE EXCHANGE AGREEMENT


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                           SCHEDULE AND EXHIBIT INDEX

SCHEDULES:

Schedule 1(b)(vii)                  Conflicts

Schedule 1(b)(viii)                 Consents

Schedule 1(c)(viii)                 Contracts to Issue Stock

Schedule 1(c)(xi)                   Compliance with Laws

EXHIBITS:

Exhibit A                           Notes

Exhibit B                           Shares

Exhibit C                           Security Agreement

Exhibit D                           Jurisdictions

Exhibit E                           Tax Shield Model

Exhibit F                           First Amendment to the Stockholder Agreement

Exhibit G                           Fixed Price


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